NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

•Net Sales of $1,026 million, up 40% as reported, and 36% in constant currency, versus prior year
•Reported Gross Margin of 47.5%, an improvement of 390 basis points; Adjusted Gross Margin of 47.5%, an improvement of 370 basis points
•Reported Operating Income of $49 million, an improvement of $97 million; Adjusted Operating Income of $67 million, an improvement of $94 million
•Reported Net Loss of $6 million, an improvement of $106 million
•Adjusted EBITDA of $131 million, an increase of $102 million
•Updated 2021 guidance to be provided on the Company’s Q2 2021 conference call and live webcast

EL SEGUNDO, Calif., July 27, 2021 – Mattel, Inc. (NASDAQ: MAT) today reported second quarter 2021 financial results.
Ynon Kreiz, Chairman and CEO of Mattel said: “This was another exceptional quarter for Mattel, with outstanding consumer demand for our product. Our strength is foundational and broad-based. We believe we are in the strongest position we have been in many years to improve profitability and accelerate topline growth. This is an exciting time for Mattel.”
Mr. Kreiz continued: “Our overall performance this quarter and comprehensive topline growth is adding momentum to our transformation strategy. We are now firmly in growth mode and establishing Mattel as an IP-driven, high-performing toy company.”
Anthony DiSilvestro, CFO of Mattel said: “Mattel continued its strong performance this quarter, with substantial gains in net sales, further expansion of gross margin, and more than quadrupling our Adjusted EBITDA. We are meaningfully increasing our cash flow generation and free cash flow conversion as well as strengthening the balance sheet. We are pleased to raise guidance as we continue to improve profitability and accelerate topline growth.”
For the second quarter, Net Sales were up 40% as reported, and 36% in constant currency, versus the prior year’s second quarter. Reported Operating Income was $49 million, an improvement of $97 million, and Adjusted Operating Income was $67 million, an improvement of $94 million. Reported Loss Per Share was $0.02, an improvement of $0.30 per share, and Adjusted Earnings Per Share was $0.03, an improvement of $0.29 per share.
For the first six months of the year, Net Sales were up 43% as reported, and 41% in constant currency, versus the prior year’s first six months. Reported Operating Income was $83 million, an increase of $276 million versus the prior year’s first six month’s Reported Operating Loss of $193 million, and Adjusted Operating Income was $98 million, an increase of $253 million. Reported Loss Per Share was $0.34, an improvement of $0.57, and Adjusted Loss Per Share was $0.06, an improvement of $0.75 per share.

Financial Overview

Net Sales in the North America segment increased 30% as reported, and 29% in constant currency, versus the prior year’s second quarter.
Gross Billings in the North America segment increased 30% as reported, and 29% in constant currency, driven by growth in Vehicles (including Hot Wheels®, CARS™, and Matchbox®), Dolls (including Barbie®, Spirit™, and Polly Pocket®), Action Figures, Building Sets, Games, and Other (including Jurassic World™, Master of the Universe®, WWE™, and MEGA®), and Infant, Toddler, and Preschool (including Fisher-Price® and Thomas & Friends™).
Net Sales in the International segment increased 57% as reported and 47% in constant currency.

NEWS RELEASE
Gross Billings in the International segment increased 57% as reported, and 47% in constant currency, driven by growth in Dolls (including Barbie, Spirit, and Polly Pocket), Vehicles (including Hot Wheels, Matchbox, and CARS), Action Figures, Building Sets, Games, and Other (including Jurassic World, Masters of the Universe, MEGA, and Games), and Infant, Toddler, and Preschool (including Fisher-Price and Thomas & Friends).
Net Sales in the American Girl® segment increased 44% as reported and in constant currency.
Gross Billings in the American Girl segment increased 43% as reported and in constant currency, driven by higher billings of proprietary retail channels, partially offset by lower direct-to-consumer billings.
Reported Gross Margin increased to 47.5%, versus 43.6% in the prior year’s second quarter, and Adjusted Gross Margin increased to 47.5%, versus 43.8%. The increase in Reported and Adjusted Gross Margin was primarily driven by fixed cost absorption benefit associated with high sales growth in the quarter and savings from the Optimizing for Growth program, partially offset by input cost inflation in cost of goods sold.
Reported Other Selling and Administrative Expenses increased by $44 million, or 14%, to $351 million. Adjusted Other Selling and Administrative Expenses increased by $45 million, or 16%, to $333 million. The increase in Reported and Adjusted Other Selling and Administrative Expenses was primarily due to above target incentive compensation expense accrued in the quarter given expectations of performance this year and comparisons to cost-saving actions taken in the prior year in response to the COVID-19 pandemic.
For the six months ended June 30, 2021, Cash Flows Used for Operating Activities were $241 million, an improvement of $225 million, versus the prior year’s first six months, primarily driven by current year lower net loss, excluding the impact of non-cash charges. Cash Flows Used for Investing Activities improved by $51 million to $27 million, primarily driven by proceeds from the disposal of assets and a business and higher proceeds from foreign currency forward contracts. Cash Flows Used for Financing Activities and Other were $109 million, an increase of $484 million, primarily due to the partial redemption of long-term borrowings in 2021 as compared to proceeds from short-term borrowings in 2020.
Gross Billings by Categories
Worldwide Gross Billings for Dolls were $395 million, up 51% as reported, and 47% in constant currency, versus the prior year’s second quarter, primarily driven by growth in Barbie, American Girl, Spirit, and Polly Pocket.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $229 million, up 15% as reported, and 12% in constant currency, primarily driven by growth in Fisher-Price and Thomas & Friends.
Worldwide Gross Billings for Vehicles were $266 million, up 68% as reported, and 62% in constant currency, driven by growth in Hot Wheels, Matchbox, and CARS.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $258 million, up 32% as reported, and 28% in constant currency, primarily driven by growth in Jurassic World, Masters of the Universe, WWE, and MEGA, partially offset by Games, including UNO®.
COVID-19 Business Update
Mattel’s top priority continues to be the health and safety of its people, and at the same time, mitigating the disruption of the COVID-19 pandemic to the business. Mattel remains mindful of the COVID-19 volatility and other macro-economic uncertainties, which could negatively impact performance.

NEWS RELEASE
Conference Call and Live Webcast

At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its second quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com/. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Tuesday, August 3, 2021 and may be accessed by dialing +1-404-537-3406. The passcode is 3897244.

NEWS RELEASE
Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements, and are currently, and in the future may be, amplified by the COVID-19 pandemic. Specific factors that might cause such a difference include, but are not limited to: (i) potential impacts of and uncertainty regarding the COVID-19 pandemic (and actions taken in response to it by governments, businesses, and individuals) on Mattel’s business operations, financial results and financial position and on the global economy, including its impact on Mattel’s sales; (ii) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products on a timely and cost-effective basis; (iii) sufficient interest in and demand for the products and entertainment we offer by retail customers and consumers to profitably recover Mattel’s costs; (iv) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (v) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (vi) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vii) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (viii) currency fluctuations, including movements in foreign exchange rates and inflation, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction, overproduction , and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption and plant shutdowns, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings; (xvi) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xvii) the impact of other market conditions or third party actions or approvals, including that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xviii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xix) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xx) uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; and (xxi) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release may include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income (Loss), Adjusted Operating Income (Loss) Margin, Adjusted Earnings (Loss) Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion, Leverage Ratio (Debt / Adjusted EBITDA), and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Earnings Releases.”

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin represent reported Operating Income (Loss) and reported Operating Income (Loss) Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Operating Income (Loss) Margin represents Mattel’s Adjusted Operating Income (Loss), as a percentage of Net Sales. Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Earnings (Loss) Per Share
Adjusted Earnings (Loss) Per Share represents Mattel’s reported Diluted Earnings (Loss) Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets/business, and loss on debt extinguishment, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, adjusting for certain discrete tax items, and dividing by the reported weighted-average number of common shares. Adjusted Earnings (Loss) Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings (Loss) Per Share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets/business, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the syndicated facility agreement governing its senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.

Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.

Leverage Ratio (Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Debt by Adjusted EBITDA. Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.

Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.

NEWS RELEASE
About Mattel

Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie, Hot Wheels, Fisher-Price, American Girl, Thomas & Friends, UNO, and MEGA, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and e-commerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential.

Contacts:

News Media	Securities Analysts
Catherine Frymark	David Zbojniewicz
catherine.frymark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2021		2020[2]		% Change as Reported	% Change in Constant Currency	2021[2]		2020[2]		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,026.4		$732.1		40%	36%	$1,900.6		$1,326.2		43%	41%
Cost of sales	538.4	52.5%	413.2	56.4%	30%		1,000.7	52.7%	747.1	56.3%	34%
Gross Profit	488.0	47.5%	318.9	43.6%	53%	52%	899.8	47.3%	579.1	43.7%	55%	58%
Advertising and promotion expenses	88.3	8.6%	60.2	8.2%	47%		162.4	8.5%	136.5	10.3%	19%
Other selling and administrative expenses	350.5	34.2%	306.8	41.9%	14%		654.4	34.4%	635.5	47.9%	3%
Operating Income (Loss)	49.1	4.8%	(48.1)	-6.6%	n/m	n/m	83.0	4.4%	(192.8)	-14.5%	n/m	n/m
Interest expense	38.1	3.7%	49.6	6.8%	-23%		168.6	8.9%	98.6	7.4%	71%
Interest (income)	(0.6)	-0.1%	(1.0)	-0.1%	-43%		(1.4)	-0.1%	(3.1)	-0.2%	-55%
Other non-operating expense (income), net	0.5		2.7				(0.6)		5.7
Income (Loss) Before Income Taxes	11.0	1.1%	(99.3)	-13.6%	n/m	n/m	(83.7)	-4.4%	(294.0)	-22.2%	-72%	-82%
Provision for income taxes	20.6		12.8				40.9		24.7
Income from equity method investments	4.1		1.1				6.7		1.9
Net Loss	$(5.5)	-0.5%	$(111.1)	-15.2%	-95%		$(117.9)	-6.2%	$(316.8)	-23.9%	-63%
Net Loss Per Common Share - Basic	$(0.02)		$(0.32)				$(0.34)		$(0.91)
Weighted-average number of common shares	349.4		346.9				349.2		346.8
Net Loss Per Common Share - Diluted	$(0.02)		$(0.32)				$(0.34)		$(0.91)
Weighted-average number of common and potential common shares	349.4		346.9				349.2		346.8
1 Amounts may not sum due to rounding.
2 Reflects the impact of immaterial revisions to the financial statements.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	June 30,		December 31,
	2021[2]	2020[2]	2020[2]
(In millions)	(Unaudited)
Assets
Cash and equivalents	$384.7	$461.6	$762.2
Accounts receivable, net	784.1	650.5	1,034.0
Inventories	818.0	727.9	528.5
Prepaid expenses and other current assets	187.0	174.2	172.1
Total current assets	2,173.8	2,014.1	2,496.7
Property, plant, and equipment, net	459.8	471.9	473.8
Right-of-use assets, net	343.8	282.5	291.6
Other noncurrent assets	2,263.6	2,230.2	2,272.8
Total Assets	$5,241.1	$4,998.7	$5,534.9

Liabilities and Stockholders' Equity
Short-term borrowings	$0.2	$400.0	$1.0
Accounts payable and accrued liabilities	1,086.3	944.1	1,327.3
Income taxes payable	35.8	15.7	27.1
Total current liabilities	1,122.4	1,359.8	1,355.4
Long-term debt	2,839.1	2,850.8	2,854.7
Noncurrent lease liabilities	306.1	246.4	249.4
Other noncurrent liabilities	445.7	435.6	465.4
Stockholders' equity	527.7	106.1	610.1
Total Liabilities and Stockholders' Equity	$5,241.1	$4,998.7	$5,534.9

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	June 30,
	2021	2020
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	69	80

	For the Six Months Ended June 30,
(In millions)	2021[2]	2020[2]
Condensed Cash Flow Data:
Cash flows used for operating activities	$(241)	$(466)
Cash flows used for investing activities	(27)	(78)
Cash flows (used for) provided by financing activities and other	(109)	375
Decrease in cash and equivalents	$(377)	$(168)
1 Amounts may not sum due to rounding.
2 Reflects the impact of immaterial revisions to the financial statements.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2021	2020[2]	Change	2021[2]	2020[2]	Change

Gross Profit
Gross Profit, As Reported	$488.0	$318.9		$899.8	$579.1
Gross Margin	47.5%	43.6%	+390 bps	47.3%	43.7%	+360 bps
Adjustments:
Severance and Restructuring Expenses	(0.2)	1.4		1.8	4.5
Gross Profit, As Adjusted	$487.9	$320.3		$901.6	$583.6
Adjusted Gross Margin	47.5%	43.8%	+370 bps	47.4%	44.0%	+340 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$350.5	$306.8	14%	$654.4	$635.5	3%
% of Net Sales	34.2%	41.9%		34.4%	47.9%
Adjustments:
Severance and Restructuring Expenses	(10.7)	(16.2)		(16.5)	(23.8)
Inclined Sleeper Product Recalls[3]	(6.8)	(2.9)		(12.1)	(9.1)
Sale of Assets[4]	—	—		15.8	—
Other Selling and Administrative Expenses, As Adjusted	$332.9	$287.7	16%	$641.6	$602.6	6%
% of Net Sales	32.4%	39.3%		33.8%	45.4%

Operating Income (Loss)
Operating Income (Loss), As Reported	$49.1	$(48.1)	n/m	$83.0	$(192.8)	n/m
Operating Income (Loss) Margin	4.8%	-6.6%		4.4%	-14.5%
Adjustments:
Severance and Restructuring Expenses	10.6	17.7		18.2	28.2
Inclined Sleeper Product Recalls[3]	6.8	2.9		12.1	9.1
Sale of Assets[4]	—	—		(15.8)	—
Operating Income (Loss), As Adjusted	$66.6	$(27.6)	n/m	$97.6	$(155.5)	n/m
Adjusted Operating Income (Loss) Margin	6.5%	-3.8%		5.1%	-11.7%
1 Amounts may not sum due to rounding.
2 Reflects the impact of immaterial revisions to the financial statements.
3 For the three and six months ended June 30, 2021 and 2020, represents expenses related to inclined sleeper product recall litigation.
4 For the six months ended June 30, 2021, Mattel recorded a gain on sale of assets of $15.8 million in Other Selling and Administrative Expenses, and a gain on sale of business of $3.9 million in Other Non-Operating Expense (Income), net.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2021	2020[2]	Change	2021[2]	2020[2]	Change
Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.02)	$(0.32)	-94%	$(0.34)	$(0.91)	-63%
Adjustments:
Severance and Restructuring Expenses	0.03	0.05		0.05	0.08
Inclined Sleeper Product Recalls[3]	0.02	0.01		0.03	0.03
Sale of Assets/Business[4]	—	—		(0.06)	—
Loss on Debt Extinguishment	—	—		0.24	—
Tax Effect of Adjustments[5]	—	—		—	(0.01)
Net Income (Loss) Per Common Share, As Adjusted	$0.03	$(0.26)	n/m	$(0.06)	$(0.81)	-93%
EBITDA and Adjusted EBITDA
Net Loss, As Reported	$(5.5)	$(111.1)	-95%	$(117.9)	$(316.8)	-63%
Adjustments:
Interest Expense	38.1	49.6		168.6	98.6
Provision for Income Taxes	20.6	12.8		40.9	24.7
Depreciation	36.2	38.3		72.7	82.0
Amortization	9.5	9.7		19.1	19.7
EBITDA	99.0	(0.6)		183.4	(91.8)
Adjustments:
Share-based Compensation	15.2	9.1		30.3	23.4
Severance and Restructuring Expenses	9.6	17.5		16.6	27.8
Inclined Sleeper Product Recalls[3]	6.8	2.9		12.1	9.1
Sale of Assets/Business[4]	—	—		(19.7)	—
Adjusted EBITDA	$130.6	$28.9	353%	$222.7	$(31.6)	n/m
Free Cash Flow
Net Cash Flows Used for Operating Activities				$(241.4)	$(465.9)
Capital Expenditures				(74.7)	(57.4)
Free Cash Flow				$(316.0)	$(523.2)
1 Amounts may not sum due to rounding.
2 Reflects the impact of immaterial revisions to the financial statements.
3 For the three and six months ended June 30, 2021 and 2020, represents expenses related to inclined sleeper product recall litigation.
4 For the six months ended June 30, 2021, Mattel recorded a gain on sale of assets of $15.8 million in Other Selling and Administrative Expenses, and a gain on sale of business of $3.9 million in Other Non-Operating Expense (Income), net.
5 The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjustments for the U.S. and certain International affiliates were not tax effected because of the valuation allowance on deferred tax assets.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended June 30,
(In millions, except per share and percentage information)	2021[2]	2020[2]	Change
Leverage Ratio (Debt/Adjusted EBITDA)
Debt
Long-term debt	$2,839.1	$2,850.8
Current portion of long-term debt	—	—
Short-term borrowings	0.2	400.0
Adjustments:
Debt issuance costs and debt discount	35.9	49.2
Debt	$2,875.2	$3,300.0
EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$322.5	$(259.5)	n/m
Adjustments:
Interest Expense	268.4	206.4
Provision for Income Taxes	81.8	68.2
Depreciation	145.3	182.8
Amortization	38.3	39.4
EBITDA	856.2	237.4
Adjustments:
Share-based Compensation	67.0	55.1
Severance and Restructuring Expenses	28.0	56.6
Inclined Sleeper Product Recalls	29.2	16.1
Sale of Assets/Business	(19.7)	—
Asset Impairments	—	25.9
Adjusted EBITDA	$960.6	$391.0	146%

Debt / Net Income (Loss)	8.9x	(12.7)x
Leverage Ratio (Debt / Adjusted EBITDA)	3.0x	8.4x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$510.2	$110.5	362%
Capital Expenditures	(136.1)	(120.4)
Free Cash Flow	$374.1	$(9.9)	n/m
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	39%	-3%
1 Amounts may not sum due to rounding.
2 Reflects the impact of immaterial revisions to the financial statements.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE GROSS BILLINGS1 (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021	2020	% Change as Reported	% Change in Constant Currency	2021	2020	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Gross Billings:
Net Sales	$1,026.4	$732.1	40%	36%	$1,900.6	$1,326.2	43%	41%
Sales Adjustments[2]	122.2	82.4			227.0	158.3
Gross Billings	$1,148.6	$814.6	41%	37%	$2,127.6	$1,484.5	43%	40%

Worldwide Gross Billings by Categories:
Dolls	$394.7	$261.0	51%	47%	$776.0	$486.9	59%	57%
Infant, Toddler and Preschool	229.4	199.8	15	12	412.5	340.1	21	19
Vehicles	266.3	158.7	68	62	481.7	344.3	40	37
Action Figures, Building Sets, Games, and Other	258.2	195.0	32	28	457.3	313.2	46	42
Gross Billings	$1,148.6	$814.6	41%	37%	$2,127.6	$1,484.5	43%	40%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$291.3	$199.3	46%	41%	$567.5	$346.8	64%	60%
Hot Wheels	227.4	136.5	67	61	412.0	295.1	40	37
Fisher-Price and Thomas & Friends	207.8	176.3	18	15	379.3	305.0	24	22
Other	422.2	302.5	40	35	768.7	537.6	43	40
Gross Billings	$1,148.6	$814.6	41%	37%	$2,127.6	$1,484.5	43%	40%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021	2020	% Change as Reported	% Change in Constant Currency	2021	2020	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Segment Gross Billings:
Net Sales	$560.8	$432.9	30%	29%	$1,040.5	$720.4	44%	44%
Sales Adjustments[2]	37.0	28.7			69.1	46.9
Gross Billings	$597.9	$461.5	30%	29%	$1,109.6	$767.3	45%	44%

North America Gross Billings by Categories:
Dolls	$172.6	$121.2	42%	42%	$348.8	$195.1	79%	78%
Infant, Toddler and Preschool	139.9	132.4	6	5	248.4	208.9	19	18
Vehicles	131.3	77.8	69	68	241.2	166.5	45	44
Action Figures, Building Sets, Games, and Other	154.1	130.2	18	18	271.3	196.7	38	37
Gross Billings	$597.9	$461.5	30%	29%	$1,109.6	$767.3	45%	44%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$151.4	$112.3	35%	34%	$308.3	$180.1	71%	71%
Hot Wheels	109.7	66.2	66	65	202.4	140.3	44	44
Fisher-Price and Thomas & Friends	122.9	111.7	10	9	223.7	181.6	23	23
Other	213.9	171.4	25	24	375.2	265.3	41	41
Gross Billings	$597.9	$461.5	30%	29%	$1,109.6	$767.3	45%	44%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021	2020	% Change as Reported	% Change in Constant Currency	2021	2020	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Segment Gross Billings:
Net Sales	$424.9	$271.1	57%	47%	$774.3	$540.4	43%	37%
Sales Adjustments[2]	84.3	52.9			155.9	109.6
Gross Billings	$509.2	$323.9	57%	47%	$930.2	$650.1	43%	37%

International Gross Billings by Geographic Area:
EMEA
Net Sales	$246.8	$151.9	62%	53%	$485.0	$325.3	49%	43%
Sales Adjustments[2]	52.7	32.1			105.5	74.0
Gross Billings	$299.5	$184.0	63%	54%	$590.5	$399.3	48%	42%

Latin America
Net Sales	$92.5	$57.7	60%	48%	$148.8	$109.0	36%	34%
Sales Adjustments[2]	16.0	10.0			25.4	18.4
Gross Billings	$108.5	$67.7	60%	48%	$174.2	$127.4	37%	34%

Asia Pacific
Net Sales	$85.6	$61.4	39%	29%	$140.5	$106.2	32%	23%
Sales Adjustments[2]	15.6	10.8			25.0	17.3
Gross Billings	$101.3	$72.2	40%	29%	$165.5	$123.4	34%	24%

International Gross Billings by Categories:
Dolls	$180.7	$110.8	63%	53%	$339.4	$224.7	51%	45%
Infant, Toddler and Preschool	89.5	67.4	33	24	164.1	131.2	25	19
Vehicles	135.0	80.9	67	56	240.5	177.8	35	30
Action Figures, Building Sets, Games, and Other	104.1	64.8	61	49	186.1	116.4	60	51
Gross Billings	$509.2	$323.9	57%	47%	$930.2	$650.1	43%	37%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$139.9	$87.0	61%	50%	$259.2	$166.7	55%	49%
Hot Wheels	117.7	70.3	67	57	209.6	154.8	35	31
Fisher-Price and Thomas & Friends	84.9	64.6	31	23	155.6	123.4	26	21
Other	166.8	102.1	63	52	305.8	205.2	49	42
Gross Billings	$509.2	$323.9	57%	47%	$930.2	$650.1	43%	37%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021	2020	% Change as Reported	% Change in Constant Currency	2021	2020	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Segment Gross Billings:
Net Sales	$40.6	$28.2	44%	44%	$85.8	$65.3	31%	31%
Sales Adjustments[2]	0.8	0.9			2.0	1.8
Gross Billings	$41.5	$29.1	43%	43%	$87.8	$67.2	31%	31%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products.
3 Amounts may not sum due to rounding.